FORM OF CUSTODIAN SERVICING AGREEMENT


              THIS AGREEMENT is made and entered into as of this 27th day of August, 1999, by and between Jacob Internet Fund (hereinafter referred to as the "Company") and Firstar Bank Milwaukee, N.A., a limited liability company organized under the laws of the State of Wisconsin (hereinafter referred to as the "Custodian").

              WHEREAS, the Company is an open-end management investment company which are registered under the Investment Company Act of 1940, as amended (the "1940 Act");

              WHEREAS,   the   Custodian  is  a  federally   regulated   banking
institution; and

              WHEREAS, the Company desires that the securities and cash of each portfolio (each hereinafter referred to as the "Fund") shall be hereafter held and administered by Custodian pursuant to the terms of this Agreement.

              NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and Custodian agree as follows:

1.     Definitions

              The word "securities" as used herein includes stocks, shares, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets.

              The words "officers' certificate" shall mean a request or direction or certification in writing signed in the name of the Company by any two of the President, a Vice President, the Secretary and the Treasurer of the Company, or any other persons duly authorized to sign by the Board of the Company.

              The word "Board" shall mean Board of Directors of the Company.

2.     Names, Titles, and Signatures of the Company Officers

              An officer of the Company will certify to Custodian the names and signatures of those persons authorized to sign the officers' certificates described in Section 1 hereof, and the names of the members of the Board of the Company, together with any changes which may occur from time to time.

3.      Additional Series

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          The  Company  is  authorized  to issue  separate  Series  of shares of beneficial interest representing interests in separate investment portfolios ("Series"). The parties intend that each Series established by the Company, now or in the future, be covered by the terms and conditions of this Agreement.

4.     Receipt and Disbursement of Money

              A. Custodian shall open and maintain a separate account or accounts in the name of each Fund, subject only to draft or order by Custodian acting pursuant to the terms of this Agreement. Custodian shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Company. Custodian shall make payments of cash to, or for the account of, the Company from such cash only:

              (a) for the purchase of  securities  for the portfolio of the Fund upon the delivery of such securities to Custodian, registered in the name of the Company or of the nominee of Custodian referred to in Section 7 or in proper form for transfer;

              (b) for the purchase or  redemption  of shares of the common stock of the Fund upon delivery thereof to Custodian, or upon proper instructions from the Company;

              (c) for the  payment of  interest,  dividends,  taxes,  investment adviser's fees or operating expenses (including, without limitation thereto, fees for legal, accounting, auditing and custodian services and expenses for printing and postage);

              (d) for payments in connection  with the  conversion,  exchange or surrender of securities owned or subscribed to by the Fund held by or to be delivered to Custodian; or

              (e) for other proper corporate purposes certified by resolution of the Board of Company of the Company.

              Before making any such payment, Custodian shall receive (and may rely upon) an officers' certificate requesting such payment and stating that it is for a purpose permitted under the terms of item (a), (b), (c), or (d) of this Subsection A, and also, in respect of item (e), upon receipt of an officers' certificate specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made, provided, however, that an officers' certificate need not precede the disbursement of cash for the purpose of purchasing a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Company issues appropriate

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oral  or  facsimile   instructions  to  Custodian  and  an appropriate officers'
certificate is received by Custodian within two business days thereafter.

              B. Custodian is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received by Custodian for the account of each Fund.

              C. Custodian shall, upon receipt of proper instructions, make federal funds available to the Company as of specified times agreed upon from time to time by the Company and the Custodian in the amount of checks received in payment for shares of the Fund which are deposited into the Fund's account.




5.     Segregated Accounts

              Upon receipt of proper instructions, the Custodian shall establish and maintain a segregated account(s) for and on behalf of each Fund, into which account(s) may be transferred cash and/or securities.

6.     Transfer,  Exchange, Redelivery,  etc. of  Securities

              Custodian shall have sole power to release or deliver any securities of the Company held by it pursuant to this Agreement. Custodian agrees to transfer, exchange or deliver securities held by it hereunder only:


              (a) for sales of such  securities for the account of the Fund upon receipt by Custodian of payment therefor;

              (b) when such  securities  are  called,  redeemed  or  retired  or otherwise  become  payable;

              (c) for  examination by any broker selling any such  securities in accordance with "street delivery" custom;

              (d) in exchange for, or upon  conversion  into,  other  securities alone or other securities and cash whether pursuant to any plan of merger, consolidation, reorganization, recapitalization or readjustment, or otherwise;

              (e) upon  conversion  of such  securities  pursuant to their terms into other  securities;

              (f) upon  exercise  of  subscription,  purchase  or other  similar rights represented by such securities;

              (g) for the purpose of  exchanging  interim  receipts or temporary securities for definitive  securities;

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              (h) for the purpose of redeeming in kind shares of common stock of the Fund upon delivery  thereof to Custodian;  or

              (i) for other proper corporate purposes.



              As to any deliveries made by Custodian pursuant to items (a), (b),
(d), (e), (f), and (g), securities or cash receivable in exchange therefor shall be deliverable to Custodian.

              Before making any such transfer, exchange or delivery, Custodian shall receive (and may rely upon) an officers' certificate requesting such transfer, exchange or delivery, and stating that it is for a purpose permitted under the terms of items (a), (b), (c), (d), (e), (f), (g), or (h) of this
Section 5 and also, in respect of item (i), upon receipt of an officers' certificate specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made, provided, however, that an officers' certificate need not precede any such transfer, exchange or delivery of a money market instrument, or any other security with same or next-day settlement, if the President, a Vice President, the Secretary or the Treasurer of the Company issues appropriate oral or facsimile instructions to Custodian and an appropriate officers' certificate is received by Custodian within two business days thereafter.

7.     Custodian's Acts Without Instructions

              Unless and until Custodian receives an officers' certificate to the contrary, Custodian shall: (a) present for payment all coupons and other income items held by it for the account of each Fund, which call for payment upon presentation and hold the cash received by it upon such payment for the account of the Fund; (b) collect interest and cash dividends received, with notice to the Company, for the account of the Fund; (c) hold for the account of the Fund hereunder all stock dividends, rights and similar securities issued with respect to any securities held by it hereunder; and (d) execute, as agent on behalf of the Company, all necessary ownership certificates required by the Internal Revenue Code of 1986, as amended (the "Code") or the Income Tax Regulations (the "Regulations") of the United States Treasury Department (the "Treasury Department") or under the laws of any state now or hereafter in effect, inserting the Company's name on such certificates as the owner of the securities covered thereby, to the extent it may lawfully do so.

8.     Registration of  Securities

              Except as otherwise directed by an officers' certificate, Custodian shall register all securities, except such as are in bearer form, in the name of a registered nominee of Custodian as defined in the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder or in any provision of any subsequent federal tax law exempting such transaction from liability for stock transfer taxes, and shall execute and deliver all such certificates in connection therewith as may be required by such laws or regulations or under the laws of any

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state.  All  securities  held  by  Custodian   hereunder shall  be  at all times
identifiable  in  its  records   held  in  an  account  or accounts of Custodian
containing  only the assets of the particular Fund.

              The Company shall from time to time furnish to Custodian appropriate instruments to enable Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee, any securities which it may hold for the account of the Company and which may from time to time be registered in the name of the Company.

9.     Voting  and Other Action

              Neither Custodian nor any nominee of Custodian shall vote any of the securities held hereunder by or for the account of a Fund, except in accordance with the instructions contained in an officers' certificate. Custodian shall deliver, or cause to be executed and delivered, to the Company all notices, proxies and proxy soliciting materials with respect to such securities, such proxies to be executed by the registered holder of such securities (if registered otherwise than in the name of the Company), but without indicating the manner in which such proxies are to be voted.

10.    Transfer  Tax and Other  Disbursements

              The Series of the Company shall pay or reimburse Custodian from time to time for any transfer taxes payable upon transfers of securities made hereunder, and for all other necessary and proper disbursements and expenses made or incurred by Custodian in the performance of this Agreement.

              Custodian shall execute and deliver such certificates in connection with securities delivered to it or by it under this Agreement as may be required under the provisions of the Internal Revenue Code and any Regulations of the Treasury Department issued thereunder, or under the laws of any state, to exempt from taxation any exempt transfers and/or deliveries of any such securities.

11.    Concerning Custodian

              Custodian shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between the two parties. Until modified in writing, such compensation shall be as set forth in Exhibit A attached hereto.

              Custodian shall not be liable for any action taken in good faith and without negligence and willful misconduct upon any certificate herein described or certified copy of any resolution of the Board, and may rely on the genuineness of any such document which it may in good faith believe to have been validly executed.

              The Company  agrees to indemnify and hold  harmless  Custodian and its nominee from all taxes, charges, expenses, assessments, claims and liabilities (including reasonable counsel fees) incurred or assessed against it or by its nominee in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent

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action, negligent failure to act or willful misconduct.  Custodian is authorized to charge any account of the  relevant  Series of the Company for such items.

              In the event of any advance of cash for any purpose made by Custodian resulting from orders or instructions of the Company, or in the event that Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the Company shall be security therefor.

Custodian agrees to indemnify and hold harmless the Company from all charges, expenses, assessments, and claims/liabilities (including reasonable counsel fees) incurred or assessed against it in connection with the performance of this Agreement, except such as may arise from the Fund's own bad faith, negligent action, negligent failure to act, or willful misconduct.


12.    Subcustodians

              Custodian is hereby authorized to engage another bank or Company companies as a subcustodian for all or any part of the Company's assets, so long as any such bank or Company organized under the laws of any state of the United States, having an aggregate capital, surplus and undivided profit, as shown by its last published report, of not less than Two Million Dollars ($2,000.000) and provided further that, if the Custodian utilizes the services of a subcustodian, the Custodian shall remain fully liable and responsible for any losses caused to the Company by the subcustodian as fully as if the Custodian was directly responsible for any such losses under the terms of this Agreement.

              Notwithstanding anything contained herein, if the Company requires the Custodian to engage specific subcustodians for the safekeeping and/or clearing of assets, the Company agrees to indemnify and hold harmless Custodian from all claims, expenses and liabilities incurred or assessed against it in connection with the use of such subcustodian in regard to the Company's assets, except as may arise from Custodian's own bad faith, negligent action, negligent failure to act or willful misconduct.

13.    Reports by Custodian

              Custodian shall furnish the Company periodically as agreed upon with a statement summarizing all transactions and entries for the account of the Company. Custodian shall furnish to the Company, at the end of every month, a list of the portfolio securities for the Fund showing the aggregate cost of each issue. The books and records of Custodian pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by officers of, and by auditors employed by, the Company.

14.    Deposits of  Securities  in Securities  Depositories

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              No provision of this Agreement  shall be deemed to prevent the use by Custodian of a central securities clearing agency or securities depository, provided, however, that Custodian and the central securities clearing agency or
securities   depository   meet  all  applicable   federal  and  state  laws  and
regulations, and the Board of Company of the Company approves by resolution the use of such central securities clearing agency or securities depository.




15.    Records

              To the extent that Custodian in any capacity prepares or maintains any records required to be maintained and preserved by the Company pursuant to the provisions of the Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder, Custodian agrees to make any such records available to the Company upon request and to preserve such records for the periods prescribed in Rule 3 1 a-2 under the Investment Company Act of 1940, as amended.

16.    Termination or Assignment

              This Agreement may be terminated by the Company, or by Custodian, on ninety (90) days notice, prior to the two year anniversary given in writing and sent by registered mail to:

               Firstar  Mutual Fund  Services,  LLC
               615 East Michigan Street
               Milwaukee,  WI 53202

or to the Companies at:

               Jacob Internet Fund
               1675 Broadway
               New York, NY 10019

as the case may be. Upon any termination of this Agreement, pending appointment of a successor to Custodian or a vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, securities and other property, Custodian shall not deliver cash, securities or other property of the Fund to the Company, but may deliver them to a bank or Company companies of its own selection having an aggregate capital, surplus and undivided profits, as shown by its last published report of not less than Two Million Dollars ($2,000,000) as a Custodian for the Company to be held under terms similar to those of this Agreement, provided, however, that Custodian shall not be required to make any such delivery or payment until full payment shall have been made by the Company of all liabilities constituting a charge on or against the properties then held by Custodian or on or against Custodian, and until full payment shall have been made to Custodian of all its fees, compensation, costs and expenses, subject to the provisions of Section 10 of this Agreement.

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       This  Agreement  may not be  assigned  by  Custodian  without the consent of the Company, authorized or approved by a resolution of its Board of Company.

17. Notices

     Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to FTC shall be sent to

                    Firstar Bank  Milwaukee,  N.A.
                    615 East  Michigan Street
                    Milwaukee,  WI 53202

And notice to the Company  shall be sent to:

                    Jacob Internet Fund
                    1675 Broadway
                    New York, NY 10019

             IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer or one or more counterparts as of the day and year first written above.



____________________                         FIRSTAR  BANK MILWAUKEE, N.A.


By:______________________________            By:________________________________


Attest: _________________________            Attest:____________________________

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                                   Schedule A
                         Mutual Fund Custody Services
                              Domestic Portfolios
                              Annual Fee Schedule

          Name of Series
      The Jacob Internet Fund

Annual fee based upon  market  value
        $.20 per $1,000  (2.0 basis points)
        Minimum annual fee per fund - $3,000

Investment   transactions  (purchase,   sale,  exchange,   tender,
redemption,  maturity,  receipt,  delivery):

       $12.00 per book entry security (depository or Federal Reserve system) $25.00 per definitive security (physical)
       $8.00 per principal reduction on pass-through certificates
       $75.00 per Euroclear
       $35.00 per option/futures contract


Variable Amount Demand Notes: Used as a short-term investment, variable amount notes offer safety and prevailing high interest rates. Our charge, which is 1/4 of 1%, is deducted from the variable amount note income at the time it is credited to your account.

Extraordinary expenses:  Based on time and complexity involved.

Out-of-pocket expenses:  Charged to the account, including but not limited to:

        $10.00 per variation margin transaction
        $10.00 per Fed wire deposit or withdrawal

Fees are billed monthly, based upon market value at the beginning of the month